UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 26, 2010

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry Into and Modification of a Material Definitive Agreement

On March 26, 2010, First National Bancshares, Inc. (the “Company”) and Nexity Bank (the “Lender”) entered into a First Amendment to the Loan Modification and Settlement Agreement (the “Amendment”), amending that certain Loan Modification and Settlement Agreement dated December 30, 2009 (the “Settlement Agreement”), regarding the Loan Agreement, Stock Pledge Agreement, and Promissory Note, each dated as of December 28, 2007 between the parties (collectively, as subsequently amended and modified from time to time, the “Loan Documents”).  As of March 26, 2010, the Company was in noncompliance with certain terms of the Settlement Agreement.  The Company's entry into the Amendment removes this noncompliance and the Company is now in total compliance with all provisions of the Settlement Agreement.

Pursuant to the terms of the Amendment, on March 26, 2010 the Company remitted to the Lender via wire transfer $147,827.38 to satisfy interest owed to the Lender for the quarter ended December 31, 2009.  The Lender agreed to extend the Payment Date (as defined in the Settlement Agreement) to June 15, 2010, by which date the Company may pay the Lender the sum of $3,500,000, plus accrued interest, in full settlement of the Loan, subject to regulatory approval.

The Settlement Agreement is described in and attached as Exhibit 10.23 to our Form 10-K filed March 10, 2010.  The Loan Documents are described in and attached as Exhibits 10.2, 10.3, and 10.4, respectively, to our Form 8-K filed April 1, 2009.

A copy of the news release announcing this matter is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit Number	Description

99.1	Press Release of First National Bancshares, Inc. dated April 1, 2010.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By:	/s/ Kitty B. Payne
Name	Kitty B. Payne
Title:	EVP/Chief Financial Officer

Dated:  April 1, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of First National Bancshares, Inc. dated April 1, 2010.